Exhibit 99.1

FOR IMMEDIATE RELEASE

SB Financial Group, Inc. Completes Private Placement of $20 Million of Subordinated Notes

DEFIANCE, Ohio, May 27, 2021 – SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management, private client and title insurance services, today announced the completion of its issuance and sale of $20 million aggregated principal amount of fixed-to-floating rate subordinated notes due 2031 (the “Notes”) in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended. The Notes bear a fixed rate of 3.65% for the first five years and will reset quarterly thereafter to the then current three-month SOFR rate plus 296 basis points.

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include, without limitation, providing capital to support organic growth or through strategic acquisitions, financial investments, capital expenditures, repurchasing its common shares and for investments in the Company’s bank subsidiary, The State Bank and Trust Company (the “Bank”). The Notes are intended to qualify as Tier 2 capital for the Company for regulatory purposes, and the portion of the proceeds that the Company contributes to the Bank will qualify as Tier 1 capital for the Bank.

“We are encouraged by the reception of our investors to our subordinated debt issuance,” said Mark A. Klein, Chairman, President and CEO of SB Financial. “The opportunity for us to grow our Company, seek out strategic partners, and to increase shareholder value, are critical elements of this capital strategy.”

Janney Montgomery Scott LLC served as the sole placement agent for the offering. Vorys, Sater, Seymour and Pease LLP served as legal counsel to the Company and Hogan Lovells US LLP served as legal counsel to the placement agent.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, the Notes and shall not constitute an offer, solicitation or in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (State Bank) and SBFG Title, LLC dba Peak Title (Peak Title). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 23 offices; 22 in nine Ohio counties and one in Fort Wayne, Indiana, and 24 full-service ATMs. State Bank has five loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. Peak Title provides title insurance and opinions throughout the Tri-State region. SB Financial's common stock is listed on the NASDAQ Capital Market under the symbol "SBFG".

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, the duration and scope of the COVID-19 outbreak in the United States and the market area in which SB Financial and its subsidiaries operate, including the impact to the state and local economies of prolonged shelter in place orders and the pandemic generally, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial’s and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in which SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Investor Contact Information:

Mark A. Klein

Chairman, President and

Chief Executive Officer

Mark.Klein@YourStateBank.com

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com